UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported): May 16, 2008


                            PEOPLE'S LIBERATION, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                   000-16075                    86-0449546
(State or other jurisdiction       (Commission                (I.R.S. Employer
     of incorporation)             File Number)              Identification No.)


               150 WEST JEFFERSON BOULEVARD, LOS ANGELES, CA 90007
                (Address of Principal Executive Offices/Zip Code)

                                 (213) 745-2123
              (Registrant's telephone number, including area code)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

         |_|      Written   communications   pursuant  to  Rule  425  under  the
                  Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

ITEM 5.02         DEPARTURE  OF  DIRECTORS  OR  CERTAIN  OFFICERS;  ELECTION  OF
                  DIRECTORS;   APPOINTMENT  OF  CERTAIN  OFFICERS;  COMPENSATORY
                  ARRANGEMENTS OF CERTAIN OFFICERS.

         On May 22, the company announced that it has appointed Andrea Sobel, 41, to the position of Executive Vice President of Branding and Licensing. In this capacity, she will have responsibility for overseeing the market positioning of the company's People's Liberation and William Rast brands, as well as extending them potentially into such licensed products lines as footwear and fragrances, among others.

         Ms. Sobel has over 15 years' experience in licensing, marketing and brand development. Since 2007, she has been Vice President, Marketing with SANRIO, where she was responsible for market development and brand positioning of that company's Hello Kitty and other character brands. Her accomplishments in this position included a co-branded cosmetics collaboration, content development and launch strategy for a Hello Kitty music album, spearheading sponsorship of an Aly & AJ summer music tour, participation in the Macy's Thanksgiving Day Parade and introduction of two new character properties into the specialty and mass channels, respectively.

         Between 2004 and 2007 and between 1999 and 2002, she was also a principal and licensing, merchandising and marketing consultant with ALS Consulting, a firm specializing in marketing and brand development. Among other distinctions, ALS handled the broadcast and new media launch for the Ashy Agency in Los Angeles, and has developed and executed global marketing strategies, brand positioning, promotional and advertising directives for a variety of apparel, beauty, manufacturing and retail clients.

         Between 2002 and 2004, Ms. Sobel was Director of Licensing and Business Development for Murad, Inc. From 1990 to 1999, she was with Guess?, Inc. in a series of progressively responsible positions culminating with Vice President of Licensing and Product Development, 1995-1999.

         Ms. Sobel has also taught marketing and branding courses as an instructor at Fashion Institute of Design and Marketing (FIDM) in Los Angeles.

         She holds a Bachelor of Arts in History and Spanish from the University of California at Berkeley and an MBA from UCLA's Anderson School of Business.

         EMPLOYMENT AGREEMENT WITH MS. SOBEL

         Ms. Sobel entered into an employment agreement with the company on May 16, 2008. Pursuant to the agreement, Ms. Sobel is employed by the company on an "at-will" basis, and will be paid a base salary of $200,000 per annum. During the first year of her employment, Ms. Sobel will be entitled to a bonus in the amount of three percent (3%) of royalties received by the company. Ms. Sobel will also receive a ten year option to purchase 200,000 shares of the company's common stock at an exercise price of $0.40 per share and an automobile allowance of $500 per month. In addition, Ms. Sobel will receive all operative employee compensation, fringe benefit and perquisite, and other benefit and welfare plans or arrangements of the company then in effect from time to time and in which similarly situated executive officers of the company generally are entitled to participate.


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


         If at any time prior to May 16, 2011, the company terminates Ms. Sobel's employment without cause and Ms. Sobel delivers to the company a signed settlement agreement and general release, the company will pay Ms. Sobel the equivalent of six (6) months base salary, at her then current rate of pay.

         The description of Ms. Sobel's employment agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the press release announcing the appointment of Ms Sobel is attached hereto as Exhibit 99.1.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

         (d)      Exhibits.

                  10.1     Employment   Agreement   by  and   between   People's
                           Liberation, Inc. and Andrea Sobel dated May 16, 2008.

                  99.1 Press release announcing the appointment of Andrea Sobel dated May 22, 2008.


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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          People's Liberation, Inc.



Date:   May 22, 2008                By:        /s/ Darryn Barber
                                          --------------------------------------
                                                   Darryn Barber
                                                   Chief Financial Officer


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                                  EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION OF EXHIBIT
-------        ----------------------

10.1 Employment Agreement by and between People's Liberation, Inc. and Andrea Sobel dated May 16, 2008.

99.1           Press release  announcing  the  appointment of Andrea Sobel dated
               May 22, 2008.


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